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                                                                     EXHIBIT 1.1

                 [LETTERHEAD OF GOLDBERG WAGNER & JACOBS LLP]


                               February 19, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549


Dear Sir/Madam,

We have read the five paragraphs of Item 4 included in the Form 8-K dated February 19, 2002, of Saf T Lok Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                         Very truly yours,

                                         /s/ Goldberg Wagner & Jacobs LLP

Copy to: John F. Hornbostel, Jr.